CLARK, WILSON
BC's Law Firm for Business

EMail Address central@cwilson.com
Our File No. 26870-0001 / D/ljm/633072.1

November 12, 2004

Asia Broadband, Inc.
10 Glen Lake Parkway, Suite 130
Atlanta, Georgia 30328

Dear Sirs:

Re: Common Stock of Asia Broadband, Inc. Registered on Form SB-2 filed May 5, 2004

We have acted as counsel to Asia Broadband, Inc. (the "Company"), a corporation incorporated under the laws of the State of Nevada, in connection with the filing, on May 5, 2004, of a registration statement on Form SB-2, as amended (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") of 6,332,667 shares of the Company's common stock for resale by certain selling shareholders named in the Registration Statement. As further described in the Registration Statement, the Company is registering for resale:

(a) up to 2,700,000 shares of the Company's Class A common stock which were sold in a private placement on March 28, 2003;

(b) up to 1,583,334 shares of the Company's Class A common stock which were sold in a private placement on June 16, 2003;

(c) up to 216,000 shares of the Company's Class A common stock which were issued as a finder's fee in connection with the March 28, 2003 and June 16, 2003 private placements;

(d) up to 833,333 shares of the Company's Class A common stock which were sold in a private placement on September 15, 2003; and

(e) up to 1,000,000 shares of the Company's Class A common stock which were issued on November 30, 2003 in connection with the conversion of certain outstanding convertible debentures

(collectively, the "Securities Transactions").

We have examined the originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and

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the conformity to authentic original documents of all documents submitted to us as copies or as facsimiles of copies or originals, which assumptions we have not independently verified.

Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the shares of the Company's Class A common stock that have been issued in the Securities Transactions were, and when sold pursuant to the Registration Statement and in accordance with the prospectus delivery and other applicable requirements of the Securities Act will be, duly and validly authorized and issued, fully paid and non-assessable.

We are generally familiar with the General Corporation Law of the State of Nevada, the applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws, and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation. This opinion letter is opining upon and is limited to the current federal laws of the United States and, to the limited extent set forth above, the Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Prospectus constituting a part of such Registration Statement under the heading "Legal Matters."

Yours truly,

CLARK, WILSON

/s/ Clark, Wilson